UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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Kearny Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 18, 2015

Dear Fellow Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Kearny Financial Corp. to be held at the Crowne Plaza Hotel, located at 690 Route 46 East in Fairfield, New Jersey on Thursday, October 29, 2015 at 10:00 a.m., Eastern Time. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, which will reduce printing and postage costs. You may read, print and download our 2015 Annual Report to Stockholders, Proxy Statement and Proxy Card at www.investorvote.com/KRNY (or through the Investor Relations tab of our website at www.kearnybank.com). On September 18, 2015, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. To access your online proxy card, please visit www.investorvote.com/KRNY and follow the on-screen instructions. The notice previously provided to you contains the necessary codes required to vote online or by telephone. If you wish to vote by telephone, please call 1-800-652-8683 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the notice. Finally, you may vote in person at the Annual Meeting.

The Annual Meeting is being held so that stockholders may consider the election of three directors, the ratification of the appointment of BDO USA, LLP as Kearny Financial Corp.’s independent registered public accounting firm for the year ending June 30, 2016, the consideration of an advisory, non-binding resolution, with respect to the executive compensation described in the Proxy Statement, and the consideration of an advisory, non-binding proposal, with respect to the frequency that stockholders will vote on our executive compensation.

The Board of Directors of Kearny Financial Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of Kearny Financial Corp. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered and that stockholders mark the “1 Year” box with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

On behalf of the Board of Directors and the officers and employees of Kearny Financial Corp. and its subsidiary, Kearny Bank, I thank you for your continued support of Kearny Financial Corp.

Sincerely,
/s/ Craig L. Montanaro Craig L. Montanaro President and Chief Executive Officer

Kearny Financial Corp.

120 Passaic Avenue

Fairfield, New Jersey 07004

(973) 244-4500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Kearny Financial Corp. (the “Company”) will be held at the Crowne Plaza Hotel located at 690 Route 46 East, Fairfield, New Jersey on Thursday, October 29, 2015 at 10:00 a.m., Eastern Time. The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	To elect three directors;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2016;

3.	An advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement;

4.	An advisory, non-binding proposal, with respect to the frequency that stockholders will vote on our executive compensation; and

such other business as may properly come before the Annual Meeting or any adjournments thereof may also be acted upon. The Board of Directors is not aware of any other business to come before the Annual Meeting.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting, described in this Notice of Annual Meeting and the accompanying Proxy Statement, are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR”each of its nominees, a vote “FOR” the ratification of BDO USA, LLP as independent auditors, a vote “FOR” the non-binding resolution to approve our executive compensation and a vote a “FOR” the “1 Year” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on September 4, 2015 as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS WHOSE SHARES ARE HELD IN REGISTERED FORM HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. STOCKHOLDERS WHOSE SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER HOLDER OF RECORD MUST VOTE IN THE MANNER DIRECTED BY SUCH HOLDER. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY STOCKHOLDER OF RECORD PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM THE STOCKHOLDER OF RECORD TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Sharon Jones Sharon Jones Corporate Secretary

Fairfield, New Jersey

September 18, 2015

Important Notice Regarding Internet

Availability of Proxy Materials

For the Stockholder Meeting to be

Held on October 29, 2015

The Proxy Statement and Annual Report to

Stockholders are available at

www.investorvote.com/KRNY

(or through the Investor Relations tab of our website at www.kearnybank.com)

KEARNY FINANCIAL CORP.

PROXY STATEMENT

FOR THE

2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 29, 2015

GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Kearny Financial Corp. (the “Company” or “Kearny Financial”) in connection with the solicitation by the Board of Directors of proxies for use at the 2015 Annual Meeting of Stockholders, to be held at the Crowne Plaza Hotel located at 690 Route 46 East, Fairfield, New Jersey on Thursday, October 29, 2015 at 10:00 a.m., Eastern Time (the “Annual Meeting”). This Proxy Statement and the proxy card are first being made available to stockholders on or about September 18, 2015.

The Annual Meeting of Stockholders

Date, Time and Place	The Annual Meeting of Stockholders will be held at the Crowne Plaza Hotel located at 690 Route 46 East, Fairfield, New Jersey on Thursday, October 29, 2015 at 10:00 a.m., Eastern Time.

Record Date	September 4, 2015

Shares Entitled to Vote	93,528,092 shares of Kearny Financial common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on the election of three directors, the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending June 30, 2016, the approval of a resolution to approve our executive compensation as described in this Proxy Statement, and a proposal with respect to the frequency that stockholders will vote on our executive compensation.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The advisory vote to approve executive compensation and the ratification of BDO USA, LLP as our independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” With respect to the advisory vote on the frequency of future votes on our executive compensation, a stockholder may vote on one, two or three years, or may abstain, and the advisory vote on frequency will be the choice that receives the most votes.

Your Board of Directors Recommends You Vote in Favor of the Proposals	Your Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending June 30, 2016, “FOR” approval on an advisory basis of executive compensation as described in this Proxy Statement, and “FOR” the “1 Year” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

Kearny Financial	Kearny Financial, a Maryland corporation, is the savings and loan holding company for Kearny Bank, an FDIC-insured, federally-chartered capital stock savings bank. On May 18, 2015, the Bank reorganized from a two-tier mutual holding company structure to a fully public stock holding company structure. Concurrent with the completion of the stock offering, each share of common stock owned by public stockholders was exchanged for 1.3804 shares of Company common stock, and as a result, all share information disclosed in this Proxy has been revised to reflect the 1.3804- to- one exchange ratio. Kearny Financial had $4.24 billion in total assets at June 30, 2015, and currently operates 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. Kearny Financial’s executive offices are located at 120 Passaic Avenue, Fairfield, New Jersey 07004, and its telephone number is (973) 244-4500.

Who Can Vote at the Annual Meeting

The Board of Directors has fixed September 4, 2015 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Kearny Financial common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On September 4, 2015, 93,528,092 shares of Kearny Financial common stock were outstanding and held by approximately 3,669 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Kearny Financial common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Kearny Financial common stock outstanding on September 4, 2015 will be entitled to one vote for each share held of record. However, Kearny Financial’s articles of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of common stock of Kearny Financial are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to elect three directors, to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending June 30, 2016, to approve a resolution to approve our executive compensation as described in this Proxy Statement, and to recommend the frequency of stockholder’s advisory voting on executive compensation.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. We may adjourn or postpone the Annual Meeting for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

We are making our proxy materials available to our stockholders on the Internet. You may read, print and download our 2015 Annual Report to Stockholders and our Proxy Statement at www.investorvote.com/KRNY (or through the Investor Relations tab of our website at www.kearnybank.com). On September 18, 2015, we mailed a Notice to stockholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by email.

You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. Each of these voting options is described in the Notice. You should complete and return your Proxy Card, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the Annual Meeting, or at any adjournment of the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the three director nominees named in this Proxy Statement, “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016, “FOR” the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement and “FOR” the “1 Year” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

To access your online proxy card, please visit www.investorvote.com/KRNY and follow the on-screen instructions. The Notice previously provided to you contains the necessary codes required to vote online or by telephone. If you wish to vote by telephone, please call 1-800-652-8683 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the Notice. Finally, you may vote in person at the Annual Meeting.

If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Annual Meeting. If you want to vote your shares of Kearny Financial common stock that are held in street name in person at the Annual Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Proxy Card in their best judgment.

Participants in the Kearny Bank Employee Stock Ownership Plan, Kearny Bank Employees’ Savings and Profit Sharing Plan and Holders of Non-Vested Restricted Stock Awards

If you are a participant in the Kearny Bank Employee Stock Ownership Plan (the “ESOP”) or hold (i) Kearny Financial common stock through the Kearny Bank Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”) or (ii) non-vested restricted stock awards, you will receive a voting instruction form that reflects all shares you may vote under these plans and awards. Under the terms of the plans, you are entitled to direct the trustees as how to vote the shares of Kearny Financial common stock credited to your account in the ESOP and 401(k) Plan and you are entitled to vote any non-vested restricted stock awards. The 401(k) Plan trustee and ESOP trustee, as applicable, will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the 401(k) Plan trustee and ESOP trustee, as applicable, received voting instructions, and the unallocated ESOP shares will also be voted in the same proportion as shares for which the ESOP trustee received voting instructions. It is important that you direct the trustee as to how to vote your shares, and to allow sufficient time for voting by the trustees, your voting instructions must be received by October 22, 2015.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Kearny Financial common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld.” The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm and the advisory vote to approve our executive compensation as described in this Proxy Statement is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.” With respect to the advisory vote on the frequency of future votes on executive compensation, a stockholder may vote on one, two or three years, or may abstain, and the advisory vote on frequency will be the choice that receives the most votes.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Kearny Financial prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Kearny Financial Corp.

120 Passaic Avenue

Fairfield, New Jersey 07004

Attention: Sharon Jones, Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Kearny Financial will bear the entire cost of soliciting proxies from you. In addition to the solicitation of proxies by mail, Kearny Financial will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Kearny Financial common stock and secure their voting instructions. Kearny Financial will reimburse such holders of record for their reasonable expenses in taking those actions. If necessary, Kearny Financial may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending June 30, 2016, “FOR” approval on an advisory basis of executive compensation as described in this Proxy Statement, and “FOR” the “1 Year” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 4, 2015, certain information as to the shares of Kearny Financial common stock owned by persons who beneficially own more than five percent of Kearny Financial’s issued and outstanding shares of common stock and as to the shares of common stock beneficially owned by all executive officers and directors of Kearny Financial as a group. We know of no persons who beneficially owned more than 5% of the outstanding shares of Kearny Financial common stock as of September 4, 2015. For purposes of the following table, and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of any shares of common stock (i) over which he or she has, or shares, directly or indirectly, voting or investment power, or (ii) as to which he or she has the right to acquire beneficial ownership at any time within 60 days after September 4, 2015.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of All Common Stock Outstanding
Directors:
Theodore J. Aanensen	131,738	(1)	*
John N. Hopkins	474,365	(2)	*
John J. Mazur, Jr.	159,871	(3)	*
Joseph P. Mazza	165,409		*
Matthew T. McClane	105,365	(4)	*
John F. McGovern	191,553		*
Craig L. Montanaro	204,469	(5)	*
Leopold W. Montanaro	198,707	(6)	*
John F. Regan	128,532		*
Executive Officers:
Eric B. Heyer	88,955	(7)	*
Sharon Jones	131,455	(8)	*
Patrick M. Joyce	63,836	(9)	*
William C. Ledgerwood	154,150	(10)	*
Erika K. Parisi	146,020	(11)	*
All directors and executive officers as a group (14 persons)	2,344,425		2.51%

*	Less than 1%.
(1)	Includes 12,380 shares held by Mr. Aanensen’s spouse and 49 held by Mr. Aanensen’s spouse’s dividend reinvestment plan.
(2)	Includes 13,804 shares held by Mr. Hopkins’ spouse.
(3)	Includes 2,541 shares held by Mr. Mazur’s spouse.
(4)	Includes 13,804 shares held by Mr. McClane’s spouse.
(5)	Includes 97,882 shares held in the Kearny Bank 401(k) plan for the benefit of Mr. Montanaro, 32,657 shares held in the ESOP, 4,985 shares held in the BEP and 4,417 shares held by Mr. Montanaro’s daughter.
(6)	Includes 34,510 shares held by Mr. Montanaro’s spouse.
(7)	Includes 4,141 shares held in RSP Trust, 9,875 shares held in the ESOP, 10,000 shares held in an IRA and 41,412 shares that can be acquired pursuant to stock options exercisable within 60 days of September 4, 2015.
(8)	Includes 11,946 shares held in the Kearny Bank 401(k) plan for the benefit of Ms. Jones, 32,713 shares held in the ESOP and 4 shares held in the BEP.
(9)	Includes 16,343 shares held in the Kearny Bank 401(k) plan for the benefit of Mr. Joyce, 35,368 shares held in the ESOP and 484 held in the BEP.
(10)	Includes 9,372 shares held in the Kearny Bank 401(k) plan for the benefit of Mr. Ledgerwood, 35,368 shares held in the ESOP, 1,256 shares held in the BEP and 13,804 shares held by Mr. Ledgerwood’s spouse.
(11)	Includes 11,456 shares held in the Kearny Bank 401(k) plan for the benefit of Ms. Parisi, 34,696 shares held in the ESOP and 283 shares held in the BEP.

PROPOSAL I – ELECTION OF DIRECTORS

Kearny Financial’s Board of Directors currently consists of nine members and is divided into three classes, with one class of directors elected each year. Each of the nine members of the Board of Directors also serves as a director of Kearny Bank.

Three directors will be elected at the Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated Craig L. Montanaro, Leopold W. Montanaro and John N. Hopkins for election as directors, each of whom has agreed to serve if so elected. All will serve until their respective successors have been elected and qualified.

Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the Proxy Card, if executed and returned, will be voted “FOR” the election of all nominees.

In the event that any nominee is unable or declines to serve, the persons named in the Proxy Card as proxies will vote with respect to a substitute nominee designated by Kearny Financial’s current Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

KEARNY FINANCIAL’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED IN THIS PROXY STATEMENT.

Directors and Executive Officers of Kearny Financial

The following table sets forth for each nominee, continuing director and executive officer of Kearny Financial and Kearny Bank: name, positions with Kearny Financial, age, year of first election or appointment and expiration of current term if a director.

Name and Positions with Company	Age as of June 30, 2015	Year First Elected or Appointed(1)	Current Term to Expire

BOARD NOMINEES FOR TERM TO EXPIRE IN 2018

John N. Hopkins	68	2002	2015
Director
Craig L. Montanaro	49	2010	2015
President and Chief Executive Officer, Director
Leopold W. Montanaro	75	2003	2015
Director

DIRECTORS CONTINUING IN OFFICE

John J. Mazur, Jr.	60	1996	2016
Chairman of the Board, Director
Matthew T. McClane	77	1994	2016
Director
John F. McGovern	53	1999	2016
Director
Theodore J. Aanensen	70	1986	2017
Director
Joseph P. Mazza	71	1993	2017
Director
John F. Regan	70	1999	2017
Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

William C. Ledgerwood	62	2002
Sr. Executive Vice President, Chief Operating Officer
Eric B. Heyer	53	2010
Executive Vice President, Chief Financial Officer
Sharon Jones	61	2002
Executive Vice President, Corporate Secretary
Patrick M. Joyce	50	2002
Executive Vice President, Chief Lending Officer
Erika K. Parisi	50	2002
Executive Vice President, Branch Administrator

Business Experience and Qualifications of Directors

The Board of Directors believes that the many years of service that our directors have had with Kearny Financial and Kearny Bank or with other financial institutions is one of the directors’ most important qualifications for service on the Board of Directors. This service has given them extensive knowledge of the business of Kearny Bank and Kearny Financial. Furthermore, their service on Board of Directors committees, especially in areas of audit, compliance and compensation is critical to their ability to oversee the management of Kearny Bank by our executive officers. Service on the Board of Directors by the Chief Executive Officer is critical to aiding the outside directors to understand the crucial and complicated issues that are common in Kearny Bank’s business. Each outside director brings special skills, experience and expertise to the Board of Directors as a result of their other business activities and associations.

Nominees for Director

John N. Hopkins retired March 2011 as Chief Executive Officer of Kearny Financial and Kearny Bank after serving in those positions since March 2010. Prior to March 2010, he served as President and Chief Executive Officer of Kearny Financial and Kearny Bank, positions he had held since 2002. He had served Kearny Bank as Executive Vice President from 1994 to 2002 and as Chief Financial Officer from 1994 to 1999. His career at Kearny Bank began in 1975. Mr. Hopkins was elected to serve as a Director in 2002 and currently serves on the Boards of Directors of Kearny Financial and Kearny Bank. He is a graduate of Fairleigh Dickinson University. Active in professional and charitable organizations, he served on several committees of the New Jersey Bankers Association, the Board of Directors of TICIC, Inc., a consortium that provides long-term financing for affordable and senior housing in New Jersey, Chairman of the Board of Trustees of Clara Maass Medical Center and Director Emeritus of the Rutherford Senior Citizens Center (55 Kip Center). His many years of service in the operations of Kearny Bank and his past duties as Chief Executive Officer of Kearny Financial and Kearny Bank bring a special knowledge of the financial, economic and regulatory challenges we face which makes him well suited to counseling the Board on these matters.

Craig L. Montanaro was appointed President and Chief Executive Officer of Kearny Financial and Kearny Bank in April 2011. Prior to that time, he had served as President and Chief Operating Officer since April 2010. He previously performed the duties of Senior Vice President and Director of Strategic Planning for Kearny Bank and Kearny Financial from 2005 to March 2010 and from 2003 to 2004 served as Vice President and Regional Branch Administrator. He is a 1988 graduate of Syracuse University earning a Bachelor’s Degree in finance and marketing and in 2000 received his MBA from Fairfield University. He also received a Graduate Degree in banking from the National School of Banking at Fairfield University. Mr. Montanaro, formerly employed by West Essex Bank as Senior Vice President and Chief Operating Officer, joined Kearny Bank when that bank was acquired by Kearny Bank in 2003. West Essex Bank had employed him beginning in 1988. In addition to solid management and administrative skills, his knowledge and understanding of the financial, economic, social and regulatory environments make him a valuable asset to Kearny Financial, Kearny Bank and to the Board of Directors. Craig L. Montanaro is the son of Director Leopold W. Montanaro.

Leopold W. Montanaro is retired and was the Chairman, President and Chief Executive Officer of West Essex Bancorp, Inc. and West Essex Bank, located in Caldwell, New Jersey, until that bank was acquired by Kearny Financial on July 1, 2003. He was employed by West Essex Bank beginning in 1972. He serves as a director of Kearny Bank and Kearny Financial. His past service as President of a financial institution, director on the board of the Federal Home Loan Bank of New York, Chairman of the Board of Directors of the New Jersey Thrift and Bankers Association and his participation in our local community for 45 years brings special knowledge of the financial, economic and regulatory challenges we face as well as knowledge of the local economy and business opportunities for Kearny Bank. He is the father of Craig L. Montanaro, President and Chief Executive Officer of Kearny Bank and Kearny Financial.

Continuing Directors with Terms to Expire in 2016

John J. Mazur, Jr. is the sole owner and President/Chief Executive Officer of Elegant Desserts, a wholesale bakery located in Lyndhurst, New Jersey, that sells gourmet cakes locally and nationally. A 1976 graduate of Villanova University, he opened this business in 1994. From 1976 to 2003, he was also a partner and general manager of Mazur’s Bakery, in Lyndhurst, New Jersey, a family owned business that operated from 1936 until 2003 when it was sold. He became Chairman of the Board of Directors of Kearny Financial and Kearny Bank in January 2004. Mr. Mazur is a resident of New Jersey and serves on the Board of the Meadowlands Chamber of Commerce as well as serving as Chairman of the Council of Regents for Felician College. Mr. Mazur brings strong marketing and sales skills to the Board as well as a wide range of experience in business management and employee relations.

Matthew T. McClane retired in 2002 as President and Chief Executive Officer of Kearny Bank after serving in that position since 1994 and as President and Chief Executive Officer of Kearny Financial after serving in those positions since 2001. After graduating from St. Peter’s College and serving in the U.S. Army Reserves, he began his career with Kearny Bank in December of 1967. His many years of service included a wide range of responsibility for operations and human resources at Kearny Bank, which together with his past duties as Chief Executive Officer of Kearny Financial and Kearny Bank bring a special insight and knowledge of personnel challenges along with financial, economic and regulatory challenges we face. This acute insight and knowledge makes him well suited to educating the Board on these matters. He currently serves on the Board of Directors of Kearny Bank and Kearny Financial and remains active in the community as a member, past President and current Secretary of the Optimist Club of Kearny, New Jersey.

John F. McGovern has worked as a self-employed Certified Public Accountant (CPA) and Certified Financial Planner (CFP) since 1984 and holds the designation of Personal Financial Specialist (PFS) from the American Institute of Certified Public Accountants. Since 2001, he has been a federally registered investment advisor. Mr. McGovern is also the owner of McGovern Monuments, Inc. a monument sales and lettering company located in North Arlington, New Jersey that has been family owned and operated since 1924. He currently serves on the Board of Directors of Kearny Bank and Kearny Financial. Mr. McGovern, as a CPA/PFS and CFP, has strong risk assessment, financial reporting and internal control expertise as well as extensive knowledge of accounting and regulatory issues. He has been designated as an audit committee financial expert under the Securities and Exchange Commission’s rules and regulations. Through his considerable experience as a CPA/PFS and CFP, Mr. McGovern provides an essential understanding of public accounting and financial matters to the Board. As a resident of New Jersey, he is involved in local and community organizations including the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Continuing Directors with Terms to Expire in 2017

Theodore J. Aanensen is an owner and President of Aanensen’s, a luxury home remodeling and custom cabinetry company established in Kearny, New Jersey in 1951. A graduate of Upsala College in 1966, he has been President of Aanensen’s since 1982. He served as Chairman of the Board of Kearny Bank from January 2000 through January 2004 and as Chairman of the Board of Kearny Financial from March 2001 through January 2004. He currently serves on the Board of Directors of Kearny Bank and Kearny Financial. With over 45 years of business experience, Mr. Aanensen has strong leadership, sales and customer assessment skills. Mr. Aanensen has developed a broad understanding of Kearny Bank’s industry based on his service on the Board of Directors since 1986, strengthening the Board’s collective knowledge of our business and the policies and practices of the Board as its governing body.

Joseph P. Mazza has been the sole owner of a dental practice in Rutherford, New Jersey since 1971. A graduate of Seton Hall University and the University of Pennsylvania, he currently serves on the Board of Directors of Kearny Bank and Kearny Financial. He also serves on the Board of Directors of the Rutherford Senior Citizens Center (55 Kip Center). Dr. Mazza has been active in both professional and charitable organizations and has over 40 years of business experience. He served in the U.S. Army from 1969 to 1971, both in the U.S. and in Vietnam, and then continued to serve in the U.S. Army Reserves as a Lieutenant Colonel through 1993. Dr. Mazza brings to the Board strong leadership and business management skills along with valuable experience relating to governance and ethical issues.

John F. Regan now retired, was the majority shareholder and President of two automobile sales and service companies, DeMassi Pontiac, Buick and GMC, located in Riverdale, New Jersey and Regan Pontiac, Buick and GMC, located in Long Island City, New York since 1995. Both companies closed in March 2009, and in July 2009, both companies filed for bankruptcy. He currently serves on the Board of Directors of Kearny Bank and Kearny Financial. Mr. Regan’s involvement in our local community brings knowledge of the local economy and business opportunities for Kearny Bank. Mr. Regan, while operating his automobile business, developed solid leadership and business management skills as well as a depth of knowledge in the areas of operational efficiency and effectiveness which are a valuable asset to the Board.

Business Experience and Qualifications of Executive Officers Who Are Not Directors

The business experience for the past five years of each of our executive officers who are not directors is set forth below. Unless otherwise indicated, the executive officer has held his or her position for the past five years.

William C. Ledgerwood was appointed Senior Executive Vice President and Chief Operating Officer in April 2014 and previously served as Executive Vice President and Chief Operating Officer since April 2011. He became Senior Vice President and Chief Financial Officer of Kearny Bank and Kearny Financial in December 2006, and served as Senior Vice President, Treasurer and Chief Accounting Officer of Kearny Bank and Kearny Financial from 2002 through 2006. He has been employed by Kearny Bank since 1998 and he is a graduate of Bucknell University and the National School of Banking at Fairfield University.

Eric B. Heyer was appointed Executive Vice President and Chief Financial Officer effective April 2014 and previously served as Senior Vice President and Chief Financial Officer since April 2011. He became First Vice President and Chief Accounting Officer of Kearny Financial in October 2009 and of Kearny Bank in July 2009. Mr. Heyer had previously served as Senior Vice President, Treasurer and Chief Financial Officer of American Bancorp of New Jersey, Inc. from 1997 until its acquisition by Investors Bancorp, Inc. in May 2009.

Sharon Jones is the Executive Vice President and Corporate Secretary of Kearny Financial and Kearny Bank. Appointed to the office of Corporate Secretary in 1994, she became a Vice President in 1997, a Senior Vice President in 2002 and an Executive Vice President in April 2014. Beginning her career at Kearny Bank in 1972 as a loan originator, she served as Assistant Vice President of Lending from 1982 to 1994 and also served as Director of Human Resources from 1994 to 2004.

Patrick M. Joyce was appointed Executive Vice President and Chief Lending Officer of Kearny Bank in April 2014, previously serving as Senior Vice President and Chief Lending Officer of Kearny Bank since 2002 and as Vice President of loan originations from 1999 to 2002. He was formerly employed by South Bergen Savings Bank as an Assistant Corporate Secretary and as a loan originator. He joined South Bergen Savings Bank in 1985. He joined Kearny Bank when South Bergen Savings Bank was acquired by Kearny Bank in 1999.

Erika K. Parisi was appointed Executive Vice President and Branch Administrator of Kearny Bank in April 2014, previously serving as Senior Vice President and Branch Administrator of Kearny Bank since 2002 and as Vice President and Branch Administrator from 1999 to 2002. She was formerly employed by South Bergen Savings Bank as Vice President and Branch Administrator and joined Kearny Bank when South Bergen Savings Bank was acquired by Kearny Bank in 1999. She joined South Bergen Savings Bank in 1991.

Corporate Governance Matters

Board Independence

The board of directors determines the independence of each director in accordance with Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities. The board of directors has determined that Messrs. Aanensen, Mazza, Regan, Mazur, McClane, McGovern and Hopkins are “independent” directors within the meaning of such standards. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported in this prospectus and that had an impact on our determination as to the independence of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Kearny Financial’s common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Exchange Act. The executive officers and directors of Kearny Financial, and beneficial owners of greater than 10% of Kearny Financial’s common stock, are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Kearny Financial’s common stock. The Securities and Exchange Commission rules require disclosure in Kearny Financial’s Proxy Statement or Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of Kearny Financial’s common stock to file a Form 3, 4, or 5 on a timely basis. Based on Kearny Financial’s review of ownership reports and confirmations by executive officers and directors, Kearny Financial believes that, during the 2015 fiscal year, its officers, directors and beneficial owners of greater than 10% of its common stock timely filed all required reports.

Codes of Ethics

The Company has adopted a Code of Ethics that reflects current circumstances and Securities and Exchange Commission and Nasdaq definitions for such codes. The code of business conduct and ethics covers the Company, Kearny Bank and other subsidiaries. Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations. The code applies to all directors, officers and employees of the Company and subsidiaries. We have posted a copy of the Code of Ethics (referred to as Conflicts of Interest & Code of Conduct) on our corporate website, at www.kearnybank.com, on the “Investor Relations” tab under the link “Governance Documents.” As further matters are documented, or if those documents (including the Code of Ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.

Transactions With Certain Related Persons

Since the beginning of the last fiscal year, no directors, officers or their immediate family members have had a direct or indirect material interest in any transactions in which we or any subsidiary were a participant involving an amount in excess of $120,000 (other than loans from Kearny Bank).

Kearny Bank makes loans to its officers, directors and employees in the ordinary course of business. Kearny Bank has adopted written policies governing these loans. In accordance with federal regulations, all such loans or extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Kearny Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved in advance by the Board of Directors with any interested director abstaining. Loans to insiders are monitored on a monthly basis to ensure continued compliance with Kearny Bank’s lending policies.

Board Leadership Structure and Role in Risk Management

Under the Board of Directors’ current leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals. John J. Mazur, Jr. serves as Chairman of the Board of Directors. Mr. Mazur is an independent director and does not serve in any executive capacity with the Company. The Company’s Chief Executive Officer is Craig L. Montanaro. Although the offices of Chairman of the Board and Chief Executive Officer are currently held by separate individuals, the Board of Directors has not made a determination that this is the appropriate leadership structure for the Board of Directors in all circumstances and reserves the right to combine these offices in the future if deemed appropriate under the circumstances.

The Board of Directors has general authority over the Company’s risk oversight function, with authority delegated to the Enterprise Risk Management Committee to review risk management policies and practices in specific areas of the Company’s business. The Audit & Compliance Committee is primarily responsible for providing oversight of the financial reporting process, the audit process, the system of internal controls and compliance with laws and regulations. The Audit & Compliance Committee works closely with officers involved in the risk management function and the internal audit staff who report directly to the Audit & Compliance Committee.

Operation of the Board of Directors

During the fiscal year ended June 30, 2015, the Boards of Directors of Kearny Financial and Kearny Bank held ten and nineteen meetings, respectively. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he served during the year ended June 30, 2015. The Board of Directors maintains an Audit & Compliance Committee, a Budget Committee, an Executive Committee, an Interest Rate Risk Management Committee, an Asset Quality Committee, an Enterprise Risk Management Committee, a Nominating Committee and a Compensation Committee, as well as a Governance Committee, an Information Technology Committee and a Benefits Equalization Plan Administrative Committee. During the fiscal year ended June 30, 2015, all independent directors attended two executive sessions of the Company.

Enterprise Risk Management Committee. This committee consists of Directors Hopkins (Chair), McGovern, Montanaro (Leopold), and Mazur. The responsibilities of this Committee encompass determining the Company’s appropriate level of risk and strategy, monitoring management’s implementation thereof, identifying and managing multiple and cross-enterprise operational and strategic risks and monitoring the Company’s overall risk position. This committee is scheduled to meet quarterly and met five times during the year ended June 30, 2015.

Compensation Committee. This committee consists of Directors Aanensen (Chair), Mazur, Mazza and McClane. Each member of the Compensation Committee is independent in accordance with the current listing standards of The Nasdaq Stock Market, including the enhanced independent requirements for compensation committee members of listed companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Board of Directors has adopted a written charter for the Compensation Committee which is available in the Governance Documents section of the “Investor Relations” page of our website at www.kearnybank.com. The responsibilities of this committee include appraisal of the performance of officers, administration of management compensation plans and review of directors’ compensation. This committee reviews industry compensation surveys and reviews the recommendations of management on employee compensation matters. This committee meets as needed and met seven times during the year ended June 30, 2015.

Audit & Compliance Committee. This committee consists of Directors McGovern (Chair), Mazur, Mazza and Regan. Each member of the Audit & Compliance Committee is independent in accordance with the listing standards of The Nasdaq Stock Market, including those standards specifically applicable to audit committee members. The Board of Directors has determined that John F. McGovern is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission. This committee’s responsibilities include oversight of the internal audit and regulatory compliance activities and monitoring management and employee compliance with the Board of Directors’ audit policies and applicable laws and regulations. This committee is directly responsible for the appointment, compensation, retention and oversight of the work of the external auditors. The Board of Directors has adopted a written charter for the Audit & Compliance Committee, which governs its composition, responsibilities and operation. A copy of this charter is available in the Governance Documents section of the “Investor Relations” page of our website at www.kearnybank.com. This committee meets monthly and also periodically with the internal auditor, the compliance officer and the external auditors and met twelve times during the year ended June 30, 2015.

Report of the Audit & Compliance Committee. For the fiscal year ended June 30, 2015, the Audit & Compliance Committee: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the Company’s independent auditor, BDO USA, LLP, all matters required to be discussed in accordance with the Standards of the Public Company Accounting Oversight Board Auditing Standard NO. 16 “Communication with Audit Committees”; and (iii) received from BDO USA, LLP written disclosures and the letter concerning the firm’s independence with respect to the Company, as required by Rule 3520 of the Public Company Accounting Oversight Board. Based on the foregoing review and discussions, the Audit & Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the Securities and Exchange Commission.

Audit & Compliance Committee:	John F. McGovern (Chair),
John J. Mazur, Jr., Joseph P. Mazza, John F. Regan

Nominating Committee. This committee consists of Directors McGovern (Chair), McClane and Mazur and is responsible for the annual selection of nominees for election as directors. Each member of the Nominating Committee is independent in accordance with the listing standards of The Nasdaq Stock Market. This committee operates under a written charter, which governs its composition, responsibilities and operations. A copy of this charter is available in the Governance Documents section of the “Investor Relations” page of our website at www.kearnybank.com. The committee meets as needed and met one time during the year ended June 30, 2015.

The charter states that the Committee will seek nominees with excellent decision-making ability, business experience, personal integrity and a favorable reputation, who are knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage. The Committee may consider diversity in market knowledge, background, experience, qualifications, and other factors as part of its evaluation of each candidate.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and Kearny Bank. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the individuals the Committee recommends to the Board of Directors for selection as the Board of Directors’ nominees. The Committee will evaluate persons recommended by directors or officers of the Company or Kearny Bank and persons recommended by stockholders in the same manner.

To be considered in the Committee’s selection of individuals the Committee recommends to the Board of Directors for selection as the Board of Directors’ nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered.

Kearny Financial’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Kearny Financial not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of Kearny Financial at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

Management believes that it is in the best interest of Kearny Financial and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Compensation Discussion and Analysis

This section discusses the Company’s executive compensation philosophy, guidelines and programs, and the material factors affecting the Company’s decisions regarding the compensation of its senior executives. This discussion and analysis is presented to give our shareholders a clear and comprehensive picture of the Company’s executive compensation program, and its individual components. This discussion should be read in conjunction with the compensation tables below and the accompanying narrative in this Proxy Statement. The Named Executive Officers (“NEOs”) for the fiscal year 2015 are:

•	Craig L. Montanaro, President and Chief Executive Officer (“CEO”)

•	William C. Ledgerwood, Sr. Executive Vice President and Chief Operating Officer (“COO”)

•	Patrick M. Joyce, Executive Vice President and Chief Lending Officer (“CLO”)

•	Eric B. Heyer, Executive Vice President and Chief Financial Officer (“CFO”)

•	Erika K. Parisi, Executive Vice President and Branch Administrator

Executive Summary

In fiscal year 2015, the Company closed its highly successful second-step conversion and stock offering. The conversion has enabled us to continue transforming our Company through prudent capital deployment, organic growth and improved earnings. Net income decreased $4.6 million in fiscal year 2015 compared to prior year; however, the decrease in net income was largely attributable to the charitable contribution to the KearnyBank Foundation as discussed in our financial statements, which can be found in the Annual Report on Form 10-K for the year ended June 30, 2015.

In fiscal year 2015, our NEOs had modest or no base salary increases and no equity awards were granted. The Compensation Committee (the “Committee”) implemented a structured annual incentive plan for 2015.

Compensation Philosophy and Role of Compensation Components

The Company’s executive compensation program considers factors such as the executive’s position and responsibilities and reflects an appropriate mix of annual and long-term compensation. The table below outlines the components of the Company’s executive compensation program and the component’s function related to total compensation. The objective of the program is to provide annual and long-term compensation that will attract, motivate, and retain executives who will enhance the long-term value for the Bank’s shareholders. Our program aligns the interests of our executive team with shareholders’ interests by rewarding for success against company performance. Compensation is established based on factors that include the Company’s compensation philosophy, market conditions, financial performance, and overall job performance.

The elements of the executive compensation program are described below and in more detail in the following pages.

Compensation Component	Description	Purpose

Base Salary	Pay to recognize the executives’ scope of responsibilities, skills, performance and experience.	To provide for a secure and competitive base salary that recognizes the executive for the value of his or her role.

Senior Management Incentive Compensation Plan	Annual cash awards based on achieving levels of performance against key measures including: • Earnings • Loans • Deposits • Risk Management

To provide market competitive annual variable compensation.

To motivate and reward executives for achieving annual Company, business unit, and individual goals that support the long-term strategic plan.

Equity Awards Under the Stock Compensation Incentive Plan	Restricted stock and option awards that vest at the rate of 20 percent per year over a five year period.	To align the executives with the long-term interests of the Company and shareholders, and reward for the long-term performance of the organization.

Retirement Benefits

A Company-wide 401(k) plan and Employee Stock Ownership Plan (“ESOP”).

Certain executives participate in a legacy Defined Benefit Plan that provides for monthly payments at normal or early retirement. Benefits under this plan were frozen in 2007.

To provide market competitive retirement benefits that offer future financial security.

Deferred Compensation	Certain executives participate in a plan providing employer contributions into a nonqualified deferred compensation account.	Provides executives retirement benefit equalization where amounts may be limited under certain tax code sections.

Termination & Severance Pay	Executives have employment agreements that provide for severance compensation, under certain scenarios to include a Change in Control (“CIC”), following termination.	Employment agreements assist in attracting and retaining executive talent. CIC arrangements minimize the impact on executives when exploring or executing strategic opportunities that may result in a CIC.

“Say On Pay” Vote

On October 30, 2014, shareholders, prior to the Company’s second-step conversion on May 18, 2015, were asked to vote on a non-binding resolution to approve the compensation for the named executive officers, commonly referred to as a “say on pay” vote. The resolution was approved with a 90% affirmative vote, demonstrating strong support of the Compensation Committee’s executive pay decision.

Details of Compensation Components

Base Salary

Base salaries for executives and other officers are reviewed by the Committee on an annual basis. Salaries are reflective of the executive’s job responsibilities, job performance and experience, and the competitive market. Base salaries for the fiscal year ended June 30, 2015 were unchanged with the exception of Mr. Heyer whose base salary was increased approximately 8% to $271,160. In light of the implementation of the Senior Management Incentive Compensation Plan, which is a performance based bonus plan and is described in detail below, the Compensation Committee determined that base salary increases were generally not warranted since the Senior Management Incentive Compensation Plan provides named executive officers with significant award opportunities that are tied to the attainment of specific corporate goals. In fiscal 2015, the Company had 53 pay periods, which accounts for slight decreases in the reported salaries for certain NEOs in the Summary Compensation Table.

Executive Bonus

All employees, including the NEOs, received a cash bonus equal to 2.5% of base salary in July 2014. Beginning with the 2015 fiscal year, NEOs will be eligible to receive a bonus only under the performance based bonus plan, the Senior Management Incentive Compensation Plan, which is described in the following paragraph.

Senior Management Incentive Compensation Plan

Beginning in fiscal 2015, the Committee adopted the Senior Management Incentive Compensation Plan (the “Plan”), in which all NEOs participate. The Plan is designed to recognize and reward executives for their annual contribution to Bank performance. Eligibility is limited to executives and certain senior vice president positions that have a significant impact on the success of the Company. The Plan is a short-term cash incentive plan that directly ties annual cash awards to the Company’s performance as achieved across multiple performance measures. The performance measures and goals are defined each year and approved by the Committee.

The Plan includes a claw back provision. In the event the Company or Bank is required to restate its financial statements, participants will be required to forfeit any incentive award earned or distributed during the period for which the restatement is required in excess of what they would have otherwise received based on restated results. The Committee has discretion in determining the application of clawbacks and the amounts to be reclaimed under this provision.

Each executive has a scorecard that identifies the appropriate measures, range of performance, and target compensation opportunities as shown below:

Executive	Payout Opportunity	Performance Factors & Weightings
		Earnings	Loans	Deposits	Asset Quality	Interest Rate Risk
Craig Montanaro	25%	60%	15%	15%	5%	5%
William Ledgerwood	25%	60%	15%	15%	5%	5%
Patrick Joyce	20%	40%	40%	5%	15%	0%
Erika Parisi	20%	40%	5%	55%	0%	0%
Eric Heyer	20%	60%	15%	15%	0%	10%

Earnings-based factors include Net Income, Return on Average Assets, and Earnings per Share, and are equally weighted. Other performance factors are made up of multiple sub-measures with specified weightings, which may vary by NEO. At the beginning of each year, a range of performance is established for each factor (“Outperformance” and “Underperformance” tiers). Performance against each range determines the payout opportunity for each factor, ranging from 0% (not achieving minimal performance) to 200% (achieving exceptional performance) of the established target.

In order to ensure incentives are funded based on profits, there is a Bank “performance gate” that must be achieved in order to fund any awards beyond target payout levels. The Bank must achieve at least 75% of its Net Income goal for any awards to be paid beyond target. If performance falls below 50% in any individual performance factor, no incentive compensation is paid on that measure. In addition, an overall floor is in place which eliminates any payments from being made if Net Income falls below 50% of target. For fiscal year 2015, the Net Income goal was at 96.71% of target and the performance gate was achieved.

The following table shows fiscal year 2015 performance against goal for each Performance Factor:

Executive	Payout Opportunity	Performance Factor Achievement
		Earnings	Loans	Deposits	Asset Quality	Interest Rate Risk	Total
Craig Montanaro	25%	103.33%	59.47%	26.27%	125.93%	176.94%	90.00%
William Ledgerwood	25%	103.33%	59.47%	26.27%	125.93%	176.94%	90.00%
Patrick Joyce	20%	103.33%	59.47%	0.00%	125.93%	0.00%	84.01%
Erika Parisi	20%	103.33%	0.00%	26.27%	0.00%	0.00%	55.78%
Eric Heyer	20%	103.33%	59.47%	26.27%	0.00%	176.94%	92.55%

For the fiscal year ended June 30, 2015, the incentive payouts to the named executives were as follows:

Executive	Base Salary	Payout Opportunity	Payout at Target	Actual Payout	% of Base Salary
Craig Montanaro	$450,000	25%	$112,500	$101,254	22.50%
William Ledgerwood	$300,600	25%	$75,150	$67,637	22.50%
Patrick Joyce	$282,064	20%	$56,413	$47,392	16.80%
Erika Parisi	$268,730	20%	$53,746	$29,980	11.16%
Eric Heyer	$271,160	20%	$54,232	$50,194	18.51%

Stock Compensation and Incentive Plan

Since 2005, the Stock Compensation and Incentive Plan has been used to provide executives, and other eligible employees, with long-term incentives in the form of equity-based awards. The terms and conditions governing the grant of awards under the Plan are described below. During the fiscal years ended June 30, 2013, 2014, and 2015, no equity awards were made to any of our NEOs. The Committee may grant equity-based compensation from time to time and it considers making awards in conjunction with the value of other components of compensation in order to evaluate the overall value of each compensation component to senior executives and other officers. Equity awards have been previously granted in an effort to provide the senior executives and other officers with long-term performance and retention incentives consistent with our objective of enhancing long-term value for our stockholders.

Below are the elements of the Stock Compensation and Incentive Plan, further detailed below:

Current Long-term Incentive Plan:
Executive Long-Term Incentive Awards

Two Components

1.      Stock Options: Time-based awards that vest in 20% increments beginning on the one-year anniversary date of the award and annually thereafter. There is a ten-year term for the awards.

2.      Restricted Stock Awards: Time-based Restricted Stock awards that vest in 20% increments beginning on the one-year anniversary date of the award and annually thereafter.

Retirement Income

The named executive officers are eligible to participate in benefit plans available to all employees, including the Kearny Bank 401(k) Plan and the Kearny Bank Employee Stock Ownership Plan (“ESOP”). Certain named executive officers also participate in the related ESOP Benefits Equalization Plan, which provides benefits that would otherwise be limited under the ESOP due to IRS limits, and the frozen Kearny Bank defined benefit pension plan and the frozen Benefits Equalization Plan related to the defined benefit plan (each of which have been frozen as of July 1, 2007 so that future service or salary changes will not increase retirement benefits).

Long-Term, Equity-Based Compensation

The Company’s stockholders, prior to the Company’s second-step conversion on May 18, 2015, approved our Stock Compensation and Incentive Plan. Through this plan, named executive officers and other key contributors may be awarded stock options and restricted stock awards that will offer them the possibility of future compensation depending on the executive’s continued employment with us and the long-term price appreciation of the Company’s common stock. During the fiscal years ended June 30, 2015, 2014 and 2013, no equity awards were made to any of our named executive officers.

Administration of Compensation Program

The Committee operates under a written charter that establishes its responsibilities. The Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of the Company compensation program. The charter gives the

Committee the sole responsibility for determining the compensation of the chief executive officer based on the Committee’s evaluation of his performance. The charter also authorizes the Committee to engage consultants and other professionals without Board approval to the extent deemed necessary to discharge its responsibilities.

The Committee utilizes publicly available information to gather information related to compensation practices for executive officers of financial services companies in order to determine market competitive levels of compensation as well as reviewing internal pay levels within the executive group.

The Committee considers a variety of factors as it evaluates compensation for each officer including:

•	the Company’s overall financial performance as compared to budget and prior year’s performance;

•	bank regulatory compliance and examination results;

•	bank performance metrics compared to other financial services companies in our market area, including return on assets, loan & deposit growth, level of non-performing loans, and other risk management metrics;

•	the individual achievements of each officer in their respective areas of responsibility; and the market competitiveness of the Company’s compensation and benefits programs applicable to its executive management.

Upon the request of the Committee, the CEO may be asked to provide input in regard to the performance and compensation of his direct reports. The Compensation Committee takes this information under advisement; the Committee makes its decisions independently and regularly hosts executive sessions. The CEO may not be present during voting or deliberations on his compensation.

The Committee also considers the potential risks to which the incentive compensation programs may expose the Company, and the established policies, controls, and procedures of the Company and Kearny Bank that exist to protect against such risks to the Company (See “— Compensation Risk Assessment”).

The Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. In 2015, the Committee retained the services of Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consulting firm, to perform a competitive assessment of the Company’s Board of Director compensation program. As a result of Pearl Meyer’s review and recommendation, the Compensation Committee determined that, beginning in the 2016 fiscal year, members of the Board of Directors will no longer be paid meeting fees, and instead Directors will generally be paid a quarterly retainer for Board and committee service. This change does not materially change a Director’s compensation. Additionally, Pearl Meyer reviewed the Senior Management Incentive Compensation Plan and the Employee Incentive Compensation Plan for the purpose of considering refinements for the 2016 fiscal year. Pearl Meyer advises the Committee on best practices in light of the changes in the bank regulatory environment and assists the Committee in designing compensation arrangements that reflect the Company’s compensation philosophy.

A representative from Pearl Meyer attends the Committee meetings upon request for the purpose of reviewing compensation data with the Committee and participating in general discussions on compensation for the named executive officers. While the Committee considers input from Pearl Meyer when making compensation decisions, the Committee’s final decisions reflect many factors and considerations.

Pearl Meyer reports directly to the Committee and does not provide any other services to the Company. The Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees from the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Committee has determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflict of interest.

Benchmarking

In 2015, Pearl Meyer assisted the Committee in developing a peer group for the purpose of providing the Company with a basis for comparing its compensation against the compensation arrangements offered by other similarly situated financial institutions.

The work PM&P performed was initially for the purpose of conducting a review of Director compensation, and no executive compensation benchmarking was performed. Should the Compensation Committee compare proxy data for purposes of NEO compensation, the group will be refreshed based on the same criteria described below.

The development of the Company peer group entailed the collection financial and performance data from a group of similar banks against which to compare Company’s compensation practices. The peer group used as reference for total direct compensation and financial performance comparisons consists of community-based banking organizations predominately in the Northeast and in the Mid-Atlantic states with assets between $2.2B and $6.8B (approximately 0.6x – 2x of the Company’s asset size), operating in a market similar to the Company’s and competing for comparable executive talent. In 2015, the peer group consisted of the following companies:

Beneficial Bancorp	Northfield Bancorp, Inc.
Bryn Mawr Bank	Oritani Financial
ConnectOne Bancorp	OceanFirst Financial
Customers Bancorp	Peapack-Gladstone Financial
Dime Community Bancshares	S&T Bancorp
Financial Institutions, Inc.	Sun Bancorp
First Commonwealth Financial	Tompkins Financial
Flushing Financial	TriState Capital Holdings
Lakeland Bancorp	TrustCo Bank Corp
Metro Bancorp

Compensation of the Chief Executive Officer

In assessing the compensation for the CEO, the Board of Directors evaluates both the corporate and his individual performance. Individual factors include the CEO’s initiation and implementation of successful business strategies; maintenance of an effective management team and management succession planning; and various personal qualities, including leadership, commitment, and professional and community standing. The Committee reviewed the Company’s fiscal year 2015 operating results, as well as the job performance of President and CEO, Craig Montanaro. The Committee believes that Mr. Montanaro continues to make significant contributions to our ongoing success, including his vision and leadership efforts in terms of the transformation process that is still occurring at the Company and Kearny Bank, including the significant increase in commercial loan growth that has occurred, improvements in Kearny Bank’s deposit products mix profitability, as well as asset quality improvements. The Committee considered the leadership proficiencies he exhibited throughout the course of our very successful second-step conversion and stock offering along with his abilities to maintain good working relationships with the Directors, Officers and Bank Personnel as well as the organizations banking regulators. Additionally, the Committee considered the median and 75th percentile base salary and total cash compensation paid to the CEO of the comparative peer group companies. Mr. Montanaro’s base salary was kept at the same rate as fiscal 2015.

Stock Ownership Guidelines

The Company does not currently have a formal stock ownership requirement for executives. However, all of the named executive officers own Company common stock, and their ownership interests have increased through substantial purchases of common stock in the Company’s second-step conversion, which was completed on May 18, 2015, and participation in employee benefit plans, to the point where the named executive officers hold generally several times their respective base salary.

Compensation Risk Assessment

During the 2015 fiscal year, senior management conducted an updated Compensation Risk Assessment which was presented to and reviewed by the Committee. This Compensation Risk Assessment concluded the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Tax Deductibility of Executive Compensation

It is anticipated that all compensation earned for the fiscal year ended June 30, 2015 will be a deductible expense for tax purposes in accordance with Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for the Chief Executive Officer and the three most highly paid executive officers listed in the summary compensation table other than the Chief Financial Officer.

The Compensation Committee’s practice is to structure compensation programs offered to the executive officers with a view to providing incentives necessary to attract, retain and reward our executive officers. In most instances, such compensation is anticipated to satisfy the requirements for tax-deductibility. The Compensation Committee may determine to authorize payments, all or part of which would be nondeductible for federal tax purposes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee: Theodore J. Aanensen (Chair), John J. Mazur, Jr., Joseph P. Mazza and Matthew T. McClane

Executive Compensation

Summary Compensation Table. The following table sets forth for the fiscal years ended June 30, 2015, 2014 and 2013 certain information as to the total compensation paid to our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and our three other most highly compensated executive officers. Each executive is referred to as a named executive officer.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards(1)($)	Option Awards(1)($)	Non-Equity Incentive Plan Compensation(2)($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)($)	All Other Compensation(4)($)	Total($)
Craig L. Montanaro	2015	445,755	11,250	—	—	101,254	16,000	73,487	647,746
President and	2014	450,000	13,500	—	—	—	10,000	76,284	549,784
Chief Executive Officer	2013	375,000	15,000	—	—	—	—	41,637	431,637

William C. Ledgerwood	2015	297,764	7,515	—	—	67,637	65,000	50,914	488,830
Sr. Executive Vice President	2014	300,600	9,018	—	—	—	36,000	55,773	401,391
and Chief Operating Officer	2013	285,600	13,530	—	—	—	—	44,236	343,366

Patrick M. Joyce	2015	279,403	6,884	—	—	47,392	38,000	36,679	408,358
Executive Vice President and	2014	275,348	8,059	—	—	—	26,000	39,625	349,032
Chief Lending Officer	2013	263,466	12,915	—	—	—	—	31,301	307,682

Eric B. Heyer	2015	256,715	6,129	—	—	50,194	—	33,784	346,822
Executive Vice President and	2014	245,180	7,176	—	—	—	—	35,285	287,641
Chief Financial Officer	2013	234,600	11,500	—	—	—	—	24,721	270,821

Erika K. Parisi	2015	266,195	6,637	—	—	29,980	39,000	38,067	379,879
Executive Vice President and Branch Administrator

(1)	No restricted stock awards or stock options were granted to the named executive officers for the fiscal years ended 2015, 2014 and 2013.
(2)	Reflects the amounts earned by each named executive officer under the Kearny Bank Senior Management Incentive Compensation Plan, and which were paid within seventy-five (75) days following the June 30 fiscal year end. The Senior Management Incentive Compensation Plan section of the Compensation Discussion and Analysis describes how the 2015 cash awards to the named executive officers were determined.
(3)	Reflects the actuarial change in pension value in each individual’s accrued benefit under the defined benefit pension plan from June 30 of the prior year to June 30 of the reported year. Pension values may fluctuate significantly from year to year depending on a number of factors, including age and the assumptions used to determine the present value of a named executive’s officer’s accumulated benefit. The change in actuarial present value of accumulated pension benefits for 2015 was significantly greater than the change in 2014 primarily due to revised mortality assumptions for 2015. The revised mortality assumptions were derived from the mortality tables and the mortality improvement scales published by the Society of Actuaries in October 2014. The following table shows the change in pension value and how most of the change was attributable to the revised mortality assumptions:

Name	Change in Mortality Table	Change in Age	Total
Montanaro	$12,000	$4,000	$16,000
Ledgerwood	$47,000	$18,000	$65,000
Joyce	$29,000	$9,000	$38,000
Heyer	$—	$—	$—
Parisi	$29,000	$10,000	$39,000

(4)	For fiscal year 2015, all other compensation included the following:

Name	401(k) Plan Employer Contribution($)	Bank Owned Life Insurance (Taxable)($)	Allocation of Shares Under the ESOP(1)($)	Long-Term Care Insurance Premium($)	Dividends on Unvested Stock Awards($)	Other(2)($)	Country Club Dues($)
Craig L. Montanaro	—	775	44,948	3,212	—	9,243	15,309
William C. Ledgerwood	6,852	1,516	30,109	4,750	—	7,687	—
Patrick M. Joyce	5,140	580	28,267	2,692	—	—	—
Eric B. Heyer	7,557	715	25,512	—	—	—	—
Erika K. Parisi	7,696	555	26,943	2,873	—	—	—

(1)	For Messrs. Montanaro, Ledgerwood, Joyce and Ms. Parisi includes regular ESOP allocations of $26,410, $26,410, $26,410 and $26,410, respectively, and allocations under the related ESOP Benefits Equalization Plan of $18,538, $3,699, $1,857 and $533, respectively.
(2)	For Messrs. Montanaro and Ledgerwood includes an automobile allowance of $8,267 and $7,000, respectively, and reimbursement of spouse travel expenses to attend a conference of $976 and $687, respectively.

Grants of Plan-Based Awards. The following table provides information regarding options and restricted stock awards granted to the named executive officers during the fiscal year ended June 30, 2015.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Craig L. Montanaro	—	—	—	—	—
William C. Ledgerwood	—	—	—	—	—
Patrick M. Joyce	—	—	—	—	—
Eric B. Heyer	—	—	—	—	—
Erika K. Parisi	—	—	—	—	—

(1)	During the year ended June 30, 2015, no shares of restricted stock or stock options were awarded to our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End. The following table provides information regarding options and restricted stock awards held by the named executive officers as of June 30, 2015.

	Option Awards				Stock Awards
					Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)($)
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price($)	Option Expiration Date
Name
Craig L. Montanaro	—	—	—	—	—	—
William C. Ledgerwood	—	—	—	—	—	—
Patrick M. Joyce	—	—	—	—	—	—
Eric B. Heyer	33,130	8,282	7.36	4/1/2021	4,141	46,214
Erika K. Parisi	—	—	—	—	—	—

(1)	On April 1, 2011, restricted stock awards and stock options were granted to Mr. Heyer, and the awards vest at the rate of 20% per year, beginning on the one-year anniversary of the date of the grant. Amounts shown reflect the 1.3804-to-one exchange ratio in connection with the completion of the second-step stock offering and conversion on May 18, 2015.
(2)	Based upon the closing market price of the stock as of June 30, 2015 of $11.16 per share as reported on the Nasdaq Global Select Market.

Option Exercises and Stock Vested. The following table sets forth information regarding the vesting of restricted stock awards and stock option exercises for each named executive officer during the fiscal year ended June 30, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Craig L. Montanaro	—	309,400	—	—
William C. Ledgerwood	—	309,400	—	—
Patrick M. Joyce	—	309,400	—	—
Eric B. Heyer	—	—	4,141	56,152
Erika K. Parisi	—	309,400	—	—

(1)	On September 10, 2014, each named executive officer, other than Mr. Heyer, exercised 140,000 stock options. In accordance with the terms of the 2005 Compensation and Incentive Plan, the Company made a cash payment to each individual in lieu of the delivery of shares of common stock of Kearny Financial upon the exercise of such stock options. The cash payment was in exchange for the cancellation of such options, and the amount was equal to the “spread value” of such options, which is the difference between the fair market value of the Kearny Financial common stock, as determined on the date of exercise, and the exercise price of the stock options. Consequently, no shares were issued to the individuals upon the exercise of the stock options.
(2)	Based upon the fair market value of the stock on the date of vesting, April 1, 2015, of $13.56 per share as reported on the Nasdaq Global Select Market.

Pension Benefits. Kearny Bank is a participating employer in a multiple-employer pension plan sponsored by the Pentegra Defined Benefit Plan for Financial Institutions (the “Pension Plan”). Participants become fully vested in the Pension Plan upon the earlier of completion of five years’ service or attainment of the normal retirement age of 65. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Pension Plan provides for monthly payments to each participating employee at normal retirement age. A participant who is vested in the Pension Plan may take an early retirement and elect to receive a reduced monthly benefit beginning as early as age 45. The Pension Plan also provides for payments in the event of disability or death. The annual benefit amount upon retirement at age 65 equals 2% of the participant’s highest five-year average salary times years of service. Benefits are payable in the form of a monthly retirement benefit and a death benefit or an alternative form that is actuarially equivalent. Effective July 1, 2007, Kearny Bank “froze” all future enrollments and benefit accruals under its non-contributory defined benefit pension plan and related benefits equalization plan.

The following table provides information with respect to the payments that each named executive officer may receive following, or in connection with retirement, under the Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)($)	Payments During Last Fiscal Year($)
Craig L. Montanaro	Pension	4	97,000	—
William C. Ledgerwood	Pension	9	459,000	—
Patrick M. Joyce	Pension	8	240,000	—
Eric B. Heyer(2)	Pension	—	—	—
Erika K. Parisi	Pension	8	259,000	—

(1)	Assumes retirement at normal retirement age as defined in the Pension Plan. Present value is calculated using assumptions set forth in Note 16 to the audited consolidated financial statements.
(2)	Mr. Heyer does not participate in the Pension Plan.

ESOP. Kearny Bank maintains an ESOP, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the ESOP’s eligibility requirements. Employees of Kearny Bank who have been credited with at least 1,000 hours of service during a 12-month period are eligible to participate in the ESOP. In 2005, the ESOP borrowed funds from Kearny Financial pursuant to a loan and used those funds to purchase 1,745,700 shares of common stock for the ESOP in connection with Kearny Financial’s initial public offering (the “2005 Loan”). In connection with the completion of the second-step stock offering and conversion on May 18, 2015, the ESOP purchased an additional 3,612,500 shares of Kearny Financial common stock. The ESOP funded its stock purchase with a loan from Kearny Financial equal to the aggregate purchase price of the common stock and the outstanding balance of the 2005 Loan (the 2005 Loan was refinanced into the new ESOP plan). This loan will be repaid principally through Kearny Bank’s contribution to the ESOP and dividends payable on the common stock held by the ESOP over the 20-year term of the loan. The interest rate for the ESOP loan is 3.25%.

Shares purchased by the ESOP are held in an unallocated suspense account, and shares will be allocated to the participants’ accounts as the loan is repaid on a pro-rata basis. The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of eligible plan compensation relative to all participants’ proportional share of eligible plan compensation. All shares of Kearny Financial common stock held by the ESOP prior to the completion of the second-step stock offering and conversion on May 18, 2015 were automatically converted to shares of Kearny Financial common stock pursuant to the exchange ratio of 1.3804.

Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid generally in the form of common stock. Pursuant to FASB ASC Topic 718-40, Kearny Financial will record a compensation expense each year in an amount equal to the fair market value of the shares released from the unallocated suspense account.

401(k) Plan. Kearny Bank maintains a 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) Plan on the first day of the month coinciding with or following the date on which the employee attains age 21 and has completed three months of service. A participant may contribute up to 75% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2015, the salary deferral contribution limit is $18,000, provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan. In addition to salary deferral contributions, the 401(k) Plan provides that Kearny Bank will make an employer matching contribution equal to 100% of the participant’s salary deferral contribution, provided that such amount does not exceed 3% of the participant’s compensation earned during the plan year. A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available.

Nonqualified Deferred Compensation. Kearny Bank has implemented a Benefits Equalization Plan related to the ESOP. This plan constitutes a defined contribution plan providing for deferral of compensation on a non-tax-qualified basis. The purpose of this plan is to provide a benefit to senior executives of Kearny Bank whose benefits under the ESOP are limited by Sections 401(a)(17) and 415 of the Internal Revenue Code. For example, this plan provides participants with a benefit for any compensation that they may earn in excess of $265,000 (as indexed) comparable to the benefits earned by all participants under the ESOP for compensation earned below that level. Kearny Bank may utilize a grantor trust in connection with this plan in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of Kearny Bank’s general creditors in the event of insolvency, until paid to a participant following termination of employment according to the terms of the plan. Benefits under the plan will be paid in a lump sum in the form of shares of common stock to the extent permissible under applicable regulations, or in the alternative, benefits will be paid in cash based upon the value of such shares at the time that such benefit payments are made. The actual value of benefits under this plan and the annual financial reporting expense associated with this plan are calculated annually based upon a variety of factors, including the actual value of benefits for participants determined under the ESOP each year, the applicable limitations under the Internal Revenue Code that are subject to adjustment annually and the compensation of each participant at such time. Generally, benefits under the plan are taxable to each participant at the time of receipt of such payment, and Kearny Bank will recognize a tax-deductible compensation expense at such time.

The following table sets forth information with respect to named executive officers with accumulated benefits under the Benefits Equalization Plan related to the ESOP:

Name	Executive Contributions In Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)(1)	Aggregate Gain/Loss in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(2)
Craig L. Montanaro	—	18,538	6,537	—	55,690
William C. Ledgerwood	—	3,699	1,650	—	14,028
Patrick M. Joyce	—	1,857	634	—	5,406
Eric B. Heyer(3)	—	—	—	—	—
Erika K. Parisi	—	533	373	—	3,161

(1)	Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the individual in the Summary Compensation Table.
(2)	Amounts included in the “Aggregate Balance at Last Fiscal Year End” have been reported as compensation for the individuals for years in which their summary compensation has been reported.
(3)	Mr. Heyer does not participate in the Benefits Equalization Plan related to the ESOP.

Employment Agreements. In connection with the second-step stock offering and conversion on May 18, 2015, Kearny Bank entered into new employment agreements with Messrs. Montanaro, Ledgerwood, Joyce, Heyer and Ms. Parisi, which superseded their prior employment agreements. The Company entered into the agreements with Messrs. Ledgerwood, Joyce, Heyer and Ms. Parisi solely as a guarantor. In addition, Kearny Financial entered into a new employment agreement with Mr. Montanaro, which is substantially identical to the agreement Kearny Bank entered into with Mr. Montanaro, except the compensation payable under Mr. Montanaro’s agreement with the Company is reduced dollar-for-dollar for any compensation paid by Kearny Bank. Messrs. Montanaro and Ledgerwood’s agreements have a three-year term, and the other agreements have a two-year term. Commencing on the first anniversary of the agreements (which is defined as July 1 of each calendar year) and on each subsequent anniversary thereafter, the agreements may be renewed for an additional year so that the remaining term is three years for Messrs. Montanaro and Ledgerwood’s agreements and two years for the other agreements, provided that the disinterested members of the board of directors of Kearny Bank conduct a performance evaluation of the executive and affirmatively approve the extension.

The current base salary for Messrs. Montanaro, Ledgerwood, Joyce, Heyer and Ms. Parisi, respectively, is $450,000, $300,600, $282,064, $271,160 and $268,730, respectively. In addition to base salary, each executive is generally entitled to participate in all discretionary bonuses, pension and other retirement benefit plans, welfare benefit plans and other equity, incentive and benefit plans and perquisites applicable to senior management of Kearny Bank. Upon the termination of an executive’s employment at any time on or after attainment of age 62 and until the executive becomes eligible for Medicare coverage, the executive is eligible to receive reimbursement for participation in medical coverage comparable to coverage under Kearny Bank’s plan.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, the executive is entitled to a severance payment equal to the executive’s base salary for the remaining term of the agreement, payable in a lump sum within ten days of the executive’s termination of employment, and the executive is entitled to be reimbursed for medical and dental coverage for the remaining term of the agreement. If severance payments had been made under these agreements as of June 30, 2015 for these types of terminations, Messrs. Montanaro, Ledgerwood, Joyce, Heyer and Ms. Parisi, respectively, would have received approximately $1,453,760, $975,739, $633,198, $611,390 and $606,530, respectively.

In the event the executive voluntarily resigns during the term of the employment agreement for “good reason” (as defined in the agreement), the executive is entitled to a severance payment equal to the executive’s annual base salary, payable in a lump sum within ten days of the executive’s termination of employment. If severance payments had been made under these agreements as of June 30, 2015 for “good reason,” Messrs. Montanaro, Ledgerwood, Joyce, Heyer and Ms. Parisi, respectively, would have received approximately $450,000, $300,600, $282,064, $271,160, and $268,730, respectively.

In the event of a change in control of Kearny Financial or Kearny Bank followed within 24 months by the executive’s involuntary termination of employment for any reason other than cause or the executive’s termination for good reason, then in lieu of the severance benefits described immediately above, Messrs. Ledgerwood, Joyce, Heyer and Ms. Parisi are entitled to a severance benefit equal to two times (three times for Mr. Ledgerwood) the executive’s total compensation earned during the most recently completed calendar year ending on or prior to the date of the executive’s termination of employment and Mr. Montanaro is entitled to a severance benefit equal to 2.999 times his five-year average annual taxable cash compensation, payable in a lump sum within ten days of the executive’s date of termination of employment and the executives are entitled to continued participation in non-taxable medical and dental coverage for the remaining term of the agreement. Messrs. Ledgerwood, Joyce, Heyer and Ms. Parisi’s agreements provide that change in control severance payments will be reduced, to the extent necessary, to avoid a penalty tax under Section 280G of the Internal Revenue Code. If change in control severance payments had been made under these agreements as of June 30, 2015, Messrs. Montanaro, Ledgerwood, Joyce, Heyer and Ms. Parisi, respectively, would have received approximately $1,301,665, $1,096,321, $714,939, $710,205 and $690,191, respectively.

For purposes of the employment agreements, “good reason” is defined as: (i) a material reduction in the executive’s base salary or benefits (other than a reduction that is part of a good faith, overall reduction applicable to all employees); (ii) a material reduction in the executive’s authority, duties or responsibilities; or (iii) a material breach of the employment agreement by Kearny Bank.

Upon any termination of employment (except following a change in control), the executives will each be required to adhere to non-competition and non-solicitation covenants for six months.

Kearny Bank also entered into new employment agreements with certain other individuals, which contain similar terms to the agreements for Messrs. Joyce, Heyer and Ms. Parisi and change in control agreements with certain non-executive level officers, which provide, in the event of a change in control of the Company or Kearny Bank followed within 24 months by the individual’s involuntary termination of employment for any reason other than cause or the executive’s termination for good reason, a severance payment equal to the individual’s annual base salary and bonus, payable in a lump sum within ten days of the individual’s termination of employment.

Executive Life Insurance Agreements. Kearny Bank is party to Executive Life Insurance Agreements with each of the named executive officers pursuant to which Kearny Bank has purchased life insurance policies on the named executive officers. Under the agreements, the beneficiaries of the named executive officers are entitled to a death benefit paid by the insurer from the policy proceeds equal to two times the named executive officer’s highest annual base salary in effect during the three calendar years prior to death if the named executive officer dies while employed by Kearny Bank or in effect during the three calendar years prior to retirement if the named executive officer is retired at the time of death and meets certain age and service requirements. The maximum death benefit, however, may not exceed $1.5 million. In the event of a change in control of Kearny Bank prior to the named executive officer’s death or retirement, the death benefit shall remain in effect, regardless of whether the age and service requirements have been met.

Potential Payments Upon Termination or Change in Control. The table below reflects the amount of compensation payable to each of the named executive officers in accordance with each individual’s employment agreement and certain other benefit plans and agreements as discussed in the preceding sections in the event of termination of such executive’s employment. The amounts shown assume that such termination was effective as of June 30, 2015, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to unvested stock options and stock awards are based on the fair market value of the Company common stock on June 30, 2015 of $11.16. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment. The amounts shown below do not include the named executive officer’s account balances in the Benefits Equalization Plan related to the ESOP since the present value of the accumulated benefits under this plan is set forth in the above tables.

Name and Plan	Termination for Good Reason($)	Early Retirement (at age 62)($)	Termination w/o Cause No Change in Control($)	Termination w/o Cause With Change in Control($)	Death($)	Disability($)(4)
Craig L. Montanaro
Employment Agreement(1)	450,000	—	1,453,760	1,301,665	450,000	1,035,000
Exec. Life Ins. Agreement(2)	—	—	—	—	950,000	—
2005 Stock Plan(3)	—	—	—	—	—	—

Name and Plan	Termination for Good Reason($)	Early Retirement (at age 62)($)	Termination w/o Cause No Change in Control($)	Termination w/o Cause With Change in Control($)	Death($)	Disability($)(4)
William C. Ledgerwood
Employment Agreement(1)	300,600	73,939	975,739	1,096,321	300,600	691,380
Exec. Life Ins. Agreement(2)	—	—	—	—	651,200	—
2005 Stock Plan(3)	—	—	—	—	—	—

Name and Plan	Termination for Good Reason($)	Early Retirement (at age 62)($)	Termination w/o Cause No Change in Control($)	Termination w/o Cause With Change in Control($)	Death($)	Disability($)(4)
Patrick M. Joyce
Employment Agreement(1)	282,064	—	633,198	714,939	282,064	465,406
Exec. Life Ins. Agreement(2)	—	—	—	—	614,128	—
2005 Stock Plan(3)	—	—	—	—	—	—

Name and Plan	Termination for Good Reason($)	Early Retirement (at age 62)($)	Termination w/o Cause No Change in Control($)	Termination w/o Cause With Change in Control($)	Death($)	Disability($)(4)
Eric B. Heyer
Employment Agreement(1)	271,160	—	611,390	710,205	271,160	447,414
Exec. Life Ins. Agreement(2)	—	—	—	—	592,320	—
2005 Stock Plan(3)	—	—	—	77,685	77,685	77,685

Name and Plan	Termination for Good Reason($)	Early Retirement (at age 62)($)	Termination w/o Cause No Change in Control($)	Termination w/o Cause With Change in Control($)	Death($)	Disability($)(4)
Erika Parisi
Employment Agreement(1)	268,730	—	606,530	690,191	268,730	443,405
Exec. Life Ins. Agreement(2)	—	—	—	—	587,460	—
2005 Stock Plan(3)	—	—	—	—	—	—

(1)	This amount includes the cost for continued medical, dental, life and other insurance coverage in the event of a termination without cause before or after a change in control. Continued insurance coverage is not provided in the event of a termination for other reasons.
(2)	The death benefit includes the amount payable under each individual’s Executive Life Insurance Agreement and a death benefit of $50,000 payable under Kearny Bank’s group term life insurance plan.
(3)	The 2005 Stock Compensation and Incentive Plan provides for accelerated vesting in the event of death, disability or the occurrence of a change in control. The amount shown reflects the non-vested awards that would become vested based on the estimated value as of June 30, 2015.
(4)	Each executive is also covered by a long-term disability plan which, if payable, provides a monthly benefit of sixty percent (60%) of base salary, with a maximum benefit of $15,000 per month.

Director Compensation

Set forth below is a table providing information concerning the compensation of the non-employee directors of the Company for the fiscal year ended June 30, 2015. Mr. Montanaro, our President and Chief Executive Officer, does not receive separate compensation for his service as a director, and information with respect to the compensation paid to Mr. Montanaro is included above in the Summary Compensation Table.

	Fees Earned
	or Paid	Change in	All Other
Name	in Cash($)	Pension Value(1)($)	Compensation(2)($)	Total(3)($)
John J. Mazur, Jr.	114,930	172,000	24,296	311,226
Matthew T. McClane	94,900	79,000	28,759	202,659
John F. McGovern	104,350	127,000	20,028	251,378
Theodore J. Aanensen	102,250	181,000	20,934	304,184
Joseph P. Mazza	104,900	139,000	21,410	265,310
John F. Regan	102,850	110,000	12,023	224,873
Leopold W. Montanaro	98,900	78,000	17,879	194,779
John N. Hopkins	96,500	86,000	27,176	209,676

(1)	For more information concerning the Directors Consultation and Retirement Plan, please see Note 16 to the audited consolidated financial statements. Reflects the actuarial change in pension value in each individual’s accrued benefit under the defined benefit pension plan from June 30 of the prior year to June 30 of the reported year. Pension values may fluctuate significantly from year to year depending on a number of factors, including age and the assumptions used to determine the present value of a named executive’s officer’s accumulated benefit. The change in actuarial present value of accumulated pension benefits for 2015 was significantly greater than the change in 2014 primarily due to revised mortality assumptions for 2015. The revised mortality assumptions were derived from the mortality tables and the mortality improvement scales published by the Society of Actuaries in October 2014.
(2)	For fiscal year 2015, all other compensation included the following:

Name	Health Care and Dental Premiums($)	Long Term Care Premiums($)	Bank Owned Life Insurance*($)	Total All Other Compensation($)
John J. Mazur, Jr.	18,713	4,343	1,240	24,296
Matthew T. McClane	10,970	5,225	12,564	28,759
John F. McGovern	19,330	—	698	20,028
Theodore J. Aanensen	10,970	6,922	3,042	20,934
Joseph P. Mazza	10,970	7,102	3,338	21,410
John F. Regan	5,415	3,566	3,042	12,023
Leopold W. Montanaro	10,970	5,225	1,684	17,879
John N. Hopkins	10,970	6,220	9,986	27,176

*	For each director, other than Mr. Hopkins and Mr. Montanaro, the Company maintains life insurance arrangements providing for a death benefit of $500,000. Life insurance arrangements provide for a death benefit of $1,950,000 for Mr. Hopkins and $292,312 for Mr. Montanaro.
(3)	As of June 30, 2015, the non-employee directors did not have any stock options.

Board Fees. Directors are paid a fee of $1,250 per Kearny Bank Board of Directors meeting attended and $600 per Kearny Financial meeting attended. The Chairman receives a higher fee of $1,500 and $720 for Kearny Bank and Kearny Financial meetings, respectively. Directors receive a fee for participation in special meetings of the Board of Directors. Participation in a special meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time constitutes presence in person for all purposes. Attendance in person is required in order to be paid for regularly scheduled board meetings. Directors were also paid a fee of $600 per Kearny MHC Board of Directors meeting attended from July 1, 2014 through May 18, 2015. The Chairman of the Kearny MHC Board of Directors received a fee of $720 per Kearny MHC Board of Directors meeting.

Members of the Kearny Bank Executive Committee do not receive a fee for committee meetings. Each member of the Kearny Bank Board of Directors is also a member of the Executive Committee. Members of the Audit & Compliance Committee and the Chairman of this committee are paid $250 and $350, respectively, for each meeting attended. Members of the Compensation Committee and the Chairman of this committee are paid $250 and $300, respectively, for each meeting attended.

Directors also receive an annual retainer as follows: Directors are paid $46,400 for service on the Kearny Bank’s board and $9,000 for service on the Company’s board. The Chairman receives an annual retainer of $49,280 and $9,000 for service on Kearny Bank’s board and the Company’s board, respectively. Directors who also serve as employees do not receive compensation as directors. Directors also receive coverage under the Company’s health, dental and long-term care insurance plans. In addition, Directors received an annual retainer of $9,000 for service on Kearny MHC’s Board of Directors from July 1, 2014 through May 18, 2015. The Chairman also received an annual retainer of $9,000 for service on Kearny MHC’s board of directors.

Director Life Insurance Agreements. Kearny Bank is party to Director Life Insurance Agreements with each director pursuant to which Kearny Bank has purchased life insurance policies on the directors. The directors become entitled to death benefits under the agreements if they (i) die while serving as a member of the Board of Directors, or (ii) retire from Board of Directors service on or after attaining age 70, or (iii) retire from Board of Directors service on or after attaining age 60 and at a time when the director’s years of service with Kearny Bank and the director’s age equals at least 75. Under the agreements, the director’s beneficiaries are entitled to a death benefit equal to $500,000 (and a death benefit of $1,950,000 for John N. Hopkins and $292,312 for Leopold W. Montanaro), which will be paid by the life insurance company. In the event of a change in control of Kearny Bank prior to the named director’s death or retirement, the death benefit shall remain in effect regardless of whether the age and service requirements have been met.

Directors Consultation and Retirement Plan. The Company maintains a Directors Consultation and Retirement Plan (the “DCRP”). In connection with the completion of the second-step stock offering and conversion on May 18, 2015, the DCRP was frozen to provide that no new individuals will become participants in the DCRP. The DCRP provides retirement benefits to the directors of the Company and Kearny Bank based upon the number of years of service as a director. To be eligible to receive benefits under the DCRP, a director generally must have completed at least five years of service and must not retire from the Board of Directors prior to reaching 60 years of age. If a director agrees to become a consulting director upon retirement, he will receive a monthly payment equal to 2.5% of the total retainer plus fees paid for attendance at regular and special meetings and meetings of the Executive Committee paid to him by the Company and Kearny Bank during the 12-month period prior to the date of retirement multiplied by the number of years of service as a director, not to exceed 80% of Board of Directors compensation. Benefits under the DCRP begin upon a director’s retirement and are paid for life; provided, however, that in the event of a director’s death prior to the receipt of 120 monthly payments, payments shall continue to the director’s surviving spouse or estate until 120 payments have been made. In the event there is a change in control (as defined in the DCRP), all directors will be presumed to be eligible to receive benefits under the DCRP and each director will receive a lump sum payment equal to the present value of future benefits payable. Benefits under the DCRP are unvested and forfeitable until retirement at or after age 60 with at least five years of service, termination of service following a change in control, or disability following at least five years of service or death.

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Kearny Financial’s independent registered public accounting firm for the year ended June 30, 2015 was BDO USA, LLP (“BDO”). The Audit & Compliance Committee has re-appointed BDO to continue as the independent registered public accounting firm for Kearny Financial for the year ending June 30, 2016, subject to the ratification by the stockholders at the Annual Meeting. Representatives of BDO are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of BDO is not required by Kearny Financial’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of BDO, the Audit & Compliance Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit & Compliance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Kearny Financial and its stockholders.

The Audit & Compliance Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO. The Audit & Compliance Committee concluded that performing such services does not affect the independence of BDO in performing its function as Kearny Financial’s independent registered public accounting firm.

Audit Fees. The aggregate fees billed or expected to be billed to Kearny Financial for professional services rendered by BDO for the audit of the Kearny Financial’s annual financial statements, review of the financial statements included in the Kearny Financial’s Quarterly Reports on Form 10-Q and services that are normally provided by BDO in connection with statutory and regulatory filings and engagements were $573,850, which includes $193,902 for additional services in connection with the Plan of Conversion and Reorganization of Kearny MHC, a federal mutual holding company, from a mutual to a capital stock form organization, and $347,486 for the years ended June 30, 2015 and June 30, 2014, respectively.

Audit Related Fees. The aggregate fees billed or expected to be billed to Kearny Financial for assurance and related services rendered by BDO that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” above, were $42,000 and $49,629 for the years ended June 30, 2015 and June 30, 2014, respectively.

Tax Fees. The aggregate fees billed or expected to be billed to Kearny Financial for professional services rendered by BDO for tax compliance, tax advice and tax planning were $32,500 and $36,964 for the years ended June 30, 2015 and June 30, 2014, respectively. Tax-related services consisted of tax return preparation and consultation.

All Other Fees. There were no “Other Fees” billed by BDO for services rendered to Kearny Financial during the years ended June 30, 2015 and June 30, 2014.

Audit & Compliance Committee Approval Policies and Procedures. Under the Sarbanes-Oxley Act of 2002, all auditing services and non-audit services provided by an issuer’s independent auditor must be approved by the issuer’s audit committee prior to such services being rendered or be approved pursuant to pre-approval policies and procedures established by the issuer’s audit committee. The Company’s Audit & Compliance Committee approves each service prior to the engagement of the auditor for all audit and non-audit services. All of the services listed were approved by the Audit & Compliance Committee prior to the service being rendered. There were no non-audit services described that were not recognized as non-audit services at the time of engagement that were approved after the fact pursuant to the de minimus exception under the Sarbanes-Oxley Act of 2002.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes the executive compensation program and the compensation decisions made by the Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “Named Executive Officers”).

This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to vote on our executive pay program. The Board of Directors is requesting stockholder to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Kearny Financial Corp. (“Kearny Financial”) approve the compensation paid to Kearny Financial’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our stockholders. The Board of Directors believes that the link between compensation and the achievement of our long- and short-term business goals has helped our financial performance over time, while not encouraging excessive risk taking.

For these reasons, the Board of Directors is requesting stockholders to support this proposal. While this advisory vote is non-binding, the Compensation and Benefits Committee and the Board of Directors value the views of the stockholders and will consider the outcome of this vote in future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL ON AN ADVISORY BASIS OF EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL IV – ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE

COMPENSATION ADVISORY VOTES

In Proposal III, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation paid to our Named Executive Officers. This advisory vote is referred to as a “Say-on-Pay” vote. Pursuant to Section 14A of the Securities Exchange Act of 1934, in this Proposal IV, the Board of Directors is requesting stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote. Regardless of the outcome of this vote, we will ask you to vote on an advisory basis on the frequency of the say-on-pay vote at least once every six years.

This advisory vote is not binding on the Board of Directors; however, the Board of Directors believes that the “1 Year” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE “1 YEAR” OPTION WITH RESPECT TO THE ADVISORY PROPOSAL ON THE FREQUENCY OF THE STOCKHOLDERS’ VOTE ON EXECUTIVE COMPENSATION.

STOCKHOLDER COMMUNICATIONS TO THE BOARD AND STOCKHOLDER PROPOSALS

All Stockholder communications to the Board of Directors and/or individual directors should be addressed to the Board of Directors and/or the individual director and mailed to:

Kearny Financial Corp.

120 Passaic Avenue

Fairfield, New Jersey 07004

The letter should indicate that the author is a Kearny Financial Corp. stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly (for example, where it is a request for information about the Company or a stock-related matter); or

•	not forward the communication if it is primarily commercial in nature, related to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Written communications received by the Company from stockholders will be shared with the full Board of Directors no later than the next regularly scheduled Board of Directors meeting.

To be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal under SEC Rule 14a-8 to take action at such meeting must be received at our executive office at 120 Passaic Avenue, Fairfield, New Jersey 07004 no later than May 21, 2016. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

The Bylaws of Kearny Financial also provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of Kearny Financial not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of Kearny Financial at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

The 2016 annual meeting of stockholders is expected to be held on October 27, 2016. It is expected that advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than July 1, 2016 and no later than July 11, 2016. If notice is received before July 1, 2016 or later than July 11, 2016, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Nothing in this proxy statement will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Unless unable to attend due to illness or other unforeseen circumstances, each member of the Board of Directors is present at annual meetings. Nine directors attended the 2014 Annual Meeting of Stockholders.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in this Proxy Statement.

MISCELLANEOUS

The Company’s 2015 Annual Report to Stockholders, which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, is being made available to stockholders with this Proxy Statement. Except to the extent specifically incorporated by reference, the Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference herein.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on October 28, 2015.

Vote by Internet • Go to www.investorvote.com/KRNY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3, and the 1 Year option on Proposal 4.
1. The election of the nominees listed, each for a three-year term:
	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
01 - Craig L. Montanaro	☐	☐	☐	02 -Leopold W. Montanaro			☐	☐	☐	03 -John N. Hopkins	☐	☐	☐

				For	Against	Abstain
2. Ratification of the Appointment of BDO USA, LLP as the Company’s Independent auditor for the fiscal ending June 30, 2016				☐	☐	☐

3. Approval of an advisory, non-binding resolution to approve our executive compensation as described in the Proxy Statement.				☐	☐	☐

			1 Year	2 Years	3 Years	Abstain
4. Approval of an advisory, non-binding proposal, with respect to the frequency that stockholders will vote on our executive compensation as described in the Proxy Statement.			☐	☐	☐	☐

Such other business as may properly come before the Annual Meeting of any adjournments thereof.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

025FAE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at

www.kearnybank.com or www.investorvote.com/KRNY

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY — KEARNY FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

Kearny Financial Corp.

Proxy/Voting Instructions

This Proxy is Solicited on Behalf of the Board of Directors for the

2015 Annual Meeting of Stockholders to be held on Thursday, October 29, 2015

The undersigned stockholder, hereby appoints the Board of Directors of Kearny Financial Corp. with full powers of substitutions to act as attorneys and proxies for the undersigned to vote all shares of common stock of Kearny Financial Corp. that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders (“Annual Meeting”), to be held at the Crowne Plaza Hotel, 690 Route 46 East, Fairfield, New Jersey 07004 at 10:00 a.m. Eastern Time, on Thursday, October 29, 2015.

The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters that properly come before the 2015 Annual Meeting of Stockholders and any adjournment or postponement thereof. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Kearny Bank ESOP and 401(k) Plan Participants. If you participate in the Kearny Bank 401(k) Plan or the Kearny Bank Employee Stock Ownership Plan (ESOP), and your plan account has investments in shares of Kearny Financial Corp. common stock, you must provide voting instruction to the plan trustee (by proxy card, the Internet or telephone) for your shares to be voted according to your instructions. Each plan participant’s voting instruction will also direct the trustee to vote any unvoted shares and the unallocated shares held in the ESOP in the same ratio as the shares for which voting instructions have been received by the trustee, unless contrary to law. Your voting instructions to the plan trustee will be held in strict confidence and will not be revealed to any employee or director of Kearny Financial Corp. or Kearny Bank. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, October 22, 2015. You will not be able to submit voting instructions or change prior voting instructions after this deadline.

(Continued and to be marked, dated and signed on the other side)

Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.